Exhibit 10.1

Total System Services, Inc.
Board of Directors Compensation
Approved January 18, 2005

Cash Compensation
Annual Board Retainer	$35,000

Annual Committee Member Retainers

Compensation	$5,000
Corporate Governance & Nominating	$5,000
Audit	$10,000
Executive	$10,000

Annual Committee Chair Retainers *

Compensation	$5,000
Corporate Governance & Nominating	$5,000
Audit	$10,000

Annual Lead Director Retainer	$5,000

* Note: The committee chair will receive both an annual committee member retainer and an annual committee chair retainer.

Equity Compensation
Annual restricted stock award	500 shares
in the form of a grant from the TSYS 2002 Long Term Incentive Plan, 3 year cliff vesting No equity awards to employee directors

Director Stock Purchase Plan

Annual maximum company cash	$10,000
contribution per director participant to company-sponsored open market stock purchase plan, with company’s contribution equal to 50% of director participant’s cash contribution, subject to annual maximum contribution limit by director of $20,000